Exhibit 10.8

Exclusive Option Agreement

This Exclusive Option Agreement (“Agreement”) is made and entered into and among following parties in Beijing on June 26, 2018:

Party A: Beijing BlueCity Information & Technology Co., Ltd.

Address: ***

Party B: MA Baoli (“Party B-1”) and MA Changyou (“Party B-2”)

Address: ***

(Party B-1 and Party B-2 hereinafter are collectively referred to as “Party B”)

Party C: Beijing BlueCity Culture and Media Co., Ltd.

Address: ***

In this Agreement, Party A, Party B and Party C shall hereinafter be referred to each as a “Party,” and collectively as the “Parties.”

WHEREAS:

(1)	Party C is a limited liability company duly incorporated under the PRC laws;

(2)	Party B holds 100% of the equity interests in Party C in aggregate as of the execution date of this Agreement;

(3)	The Exclusive Consulting and Services Agreement (“Service Agreement”) was entered into by and between Party A and Party C on June 26, 2018.

THEREFORE, the Parties agree as follows after friendly negotiation:

Article 1 Grant of Right

1.1

To the extent permitted by the PRC laws and regulations and within the term of this Agreement, Party B hereby irrevocably grants Party A an exclusive and irrevocable right (“Equity Purchase Right”) to purchase at any time Party C’s equity interests (“Target Equity Interests”) in whole or in part from Party B by Party A or its designee, at the purchase price as set forth under the article 2 of this Agreement, in accordance with the procedures as determined by Party A in its full discretion.

Party C hereby agrees to Party B’s grant of Equity Purchase Right to Party A and Party B agrees to cooperate in accordance with this Agreement. “Person” means any natural person, company, joint venture, partnership, enterprise, trust or non-corporation organization under this section and this Agreement.

1.2

To the extent permitted by the PRC laws and regulations and within the term of this Agreement, Party C hereby irrevocably grants Party A an exclusive and irrevocable right (“Asset Purchase Right”, collectively with the Equity Purchase right, the “Purchase Rights”) to purchase at any time Party C’s assets (“Target Assets”) in whole or in part from Party C by Party A or its designee, at the purchase price as set forth under the article 2 of this Agreement, in accordance with the procedures as determined by Party A in its full discretion. Party B hereby agrees to Party C’s grant of Asset Purchase Right to Party A and Party B agrees to cooperate in accordance with this Agreement.

1.3

Purchase Rights shall be exclusive to Party A, and except for the prior written consent from Party A, Party B shall not sell, offer to sell, transfer, gift, pledge or otherwise dispose of the Target Equity Interests in whole or in part to any other persons, or to authorize other persons to purchase the Target Equity Interests in whole or in part; Party C shall not sell, offer to sell, transfer, gift, pledge or otherwise dispose of the Target Assets in whole or in part to any other persons, or to authorize other persons to purchase the Target Assets in whole or in part;

1.4

It is the condition precedent to follow PRC laws and regulations for Party A to exercise its Equity Purchase Right. Party A shall issue a written notice to Party B (“Equity Purchase Notice”) when exercising the Equity Purchase Right, which shall include the following information: (a) Party A’s decision to exercise the Equity Purchase Right; (b) the Target Equity Interests; and (c) the purchase/transfer date of the Target Equity Interests.

1.5

It is the condition precedent to follow PRC laws and regulations for Party A to exercise its Asset Purchase Right. Party A shall issue a written notice to Party B (“Asset Purchase Notice”) when exercising the Asset Purchase Right, which shall include the following information: (a) Party A’s decision to exercise the Asset Purchase Right; (b) the Target Asset to be purchased by Party A from Party C; and (c) the purchase/transfer date of the Target Asset.

Article 2 Purchase Price

2.1

The purchase price of the equity interests shall be the lowest price permitted by the PRC laws and regulations. If PRC laws and regulations require the valuation of the equity interests upon Party A’s exercise of the Equity Purchase Right, all Parties shall negotiate and determine the equity interests purchase price in good faith and make necessary adjustments based on the valuation, so as to comply with the then applicable PRC laws and regulations.

2.2

The purchase price of the assets shall be the lowest price permitted by the PRC laws and regulations. If PRC laws and regulations require valuation of the assets upon Party A’s exercise of the Asset Purchase Right, all Parties shall negotiate and determine the assets purchase price in good faith and make necessary adjustments based on the valuation, so as to comply with the then applicable PRC laws and regulations.

Article 3 Confirmation of Other Shareholders

When Party A exercises its Purchase Rights, Party B-1 and Party B-2 shall approve such transaction and waive their right of first refusal respectively.

Article 4 Exercise of the Purchase Rights

4.1

Each of Party B and Party C hereby warrants to Party A respectively that, once Party A is allowed to directly hold Party C’s equity interests while Party C is allowed to continue the operation of its current business under the current PRC laws and regulations, Party A is entitled to exercise the Purchase Rights under this Agreement immediately.

4.2	For each exercise of the Equity Purchase Right by Party A:

4.2.1

Party B shall, at the request of Party A, promptly adopt shareholders’ resolutions to approve the transfer of equity interests to Party A and/or its designee(s), and/or issue a written statement certifying its consent to waive any right of first refusal under the PRC laws and regulations and agreements among relevant shareholders;

4.2.2	Party B shall execute an equity interests transfer agreement with Party A and/or its designee(s) in accordance with this Agreement and the Equity Purchase Notice;

4.2.3

The relevant Parties shall execute all other necessary agreements or documents, obtain all necessary government approvals and permits, and take all necessary actions to transfer the valid ownership of the Target Equity Interests to Party A and/or its designee(s), taking free of any security interests, and cause Party A and/or its designee(s) to become the registered owner(s) of the Target Equity Interests. “Security Interests” includes without limiting to, mortgages, pledges or third party’s rights or interests in other forms, any stock options, acquisition rights, right of first refusal, right of set-off, liens or other security arrangements under this section and this Agreement, and for the avoidance of doubt, the Security Interests shall exclude any security interest under this Agreement and Party B’s Equity Interests Pledge Agreement. “Party B’s Equity Interests Pledge Agreement” means the Equity Interests Pledge Agreement entered into by and among Party A, Party B and Party C on June 26, 2018 (“Equity Pledge Agreement”), under this section and this Agreement. According to the Equity Pledge Agreement, Party B shall pledge all of its equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Service Agreement;

4.2.4

Party B and Party C shall take all necessary actions to ensure that the transfer of Target Equity Interests is undisturbed in substance or in procedure. Neither Party B nor Party C shall impose any impediments or restrictions on the transfer of the Target Assets unless otherwise specified herein;

4.2.5

Party B shall procure Party C to adopt shareholders’ resolutions to approve the equity interests transfer by exercising the Equity Purchase Right and the amendment of the articles of association of Party C;

4.2.6

Party B shall, together with Party A and/or Party A’s designee(s), and all of the then other shareholders of Party C, procure and assist Party C to make registration filings to reflect the change with the relevant registration authorities; and

4.2.7	Party B shall handle other necessary matters to accomplish the Equity Purchase Right.

4.3	For each exercise of the Asset Purchase Right by Party A:

4.3.1

Party C shall, at the request of Party A, promptly adopt shareholders’ resolutions to approve the transfer of its assets to Party A and/or its designee(s); and Party B shall, at the request of Party A, vote for such transfer of assets to Party A and/or its designee(s) in Party C’s internal decision procedures;

4.3.2	Party C shall enter into an asset transfer agreement with Party A and/or its designee(s) in accordance with this Agreement and the Asset Purchase Notice;

4.3.3

The relevant Parties shall execute all other necessary agreements or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer valid ownership of the Target Assets to Party A and/or its designee(s), taking free of any Security Interests, and cause Party A and/or its designee(s) to become the registered owner(s) of the Target Assets (if necessary); and

4.3.4

Party B and Party C shall take all necessary actions to ensure the transfer of Target Assets undisturbed in substance or in procedure. Neither Party B nor Party C shall impose any impediments or restrictions on the transfer of the Target Assets unless otherwise specified herein.

4.4

Payment of purchase price. Party A and/or its designee(s) shall pay the purchase price of the equity interests and/or assets to Party B or Party C in a manner as set forth under this section 1.3. After withholding the necessary taxes on the equity and/or assets purchase price in accordance with the PRC laws and regulations, Party A and/or the its designee(s) shall pay the equity and/or assets purchase price to the account designated by Party B and/or Party C within seven (7) business days from the date on which the Target Equity Interests and/or Assets are formally transferred to Party A and/or its designee(s). Party B and/or Party C hereby agree that, subject to then applicable PRC laws, regulations and policies, the equity and/or assets purchase price paid by Party A and/or its designee(s) to Party B and/or Party C shall be returned by Party B and/or Party C to Party A and/or its designee(s) in a lawful manner.

Article 5 Covenants Relating to the Equity Interests and Assets

5.1	Party B hereby covenants that:

5.1.1

Without the prior written consent of Party A, Party B shall not sell, transfer, pledge or otherwise dispose of in any manner any legal or beneficial interests in the equity interests after execution of this Agreement, or allow the encumbrance thereon of any other security interests, except for the security interest placed in accordance with this Agreement and the pledge created under the Equity Pledge Agreement;

5.1.2

Without the prior written consent of Party A, Party B shall ensure the shareholders’ meeting of Party C not to and shall procure the board of directors or the executive directors (if no board of directors) of Party C not to approve any sale, transfer, pledge or other dispositions of any legal or beneficial interests in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any other security interests, except for the security interest placed in accordance with this Agreement and the pledge created under the Equity Pledge Agreement;

5.1.3

Without the prior written consent of Party A, Party B shall ensure the shareholders’ meeting of Party C not to and shall procure the board of directors or the executive director (if no board of directors) of Party C not to approve any merger or consolidation of Party C with any Persons, or any acquisition of or investment in any other Persons;

5.1.4	Party B shall immediately inform Party A of any actual or potential litigations, arbitrations or administrative proceedings relating to the equity interests in Party C held by Party B;

5.1.5

Party B shall ensure the shareholders’ meeting of Party C to and shall procure the board of directors and executive director (if no board of directors) of Party C to approve the transfer of Target Equity Interests and/or Target Assets herein and take other measures at the request of Party A;

5.1.6

For the purpose of maintaining Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

5.1.7	Upon the request of Party A, Party B shall promptly and unconditionally transfer its equity interests to Party A and/or its designee(s) at any time;

5.1.8

Party B shall strictly comply with all provisions of this Agreement and other agreements jointly or separately executed by Party B and Party C with Party A, earnestly perform the obligations thereunder, and not to take, or omit to take, any actions which may sufficiently affect the validity and enforceability of such agreements. Where Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Equity Pledge Agreement executed by the Parties or the Power of Attorney to Party A, Party B shall not exercise such rights unless with the written instructions from Party A; and

5.1.9

At the request of Party A, Party B shall appoint the Persons designated by Party A as directors and/or executive directors of Party C, and procure the appointment of Persons designated by the Party A to serve as the general manager, chief financial officer and other senior managements of Party C;

5.1.10

Without the prior written consent of Party A, Party B shall notify Party A of any dividends, bonuses or distributions received from Party C within three (3) business days and immediately transfer such benefits at nil consideration to Party A.

5.2	Party C hereby covenants that:

5.2.1

Without the prior written consent of Party A, Party C shall not in any manner supplement, amend or modify its articles of association, increase or decrease its registered capital or change its structure of registered capital in other manners;

5.2.2	Party C shall maintain its valid existence, operate its business and manage its corporate matters prudently and effectively, in accordance with good business standards and practices;

5.2.3

Without the prior written consent of Party A, Party C shall not sell, transfer, pledge or dispose of in any manner any equity interests, assets or legal or beneficial interest in the business or revenues of Party C and its subsidiaries (unless required by daily business operation) or allow the encumbrance thereon of any security interests;

5.2.4

Without the prior written consent of Party A, Party C shall not incur, inherit, guarantee or allow any indebtedness, except for (a) debts incurred legally in the ordinary course of business other than through loans, and (b) debts disclosed to Party A for which Party A’s written consent has been obtained;

5.2.5

Party C shall operate all of its business continuously in the ordinary course of business in order to maintain equity and the asset value of Party C and its subsidiaries, and refrain from any action or omission which may affects Party C’s operating status and equity and asset value;

5.2.6

Without the prior written consent of Party A, Party C and its subsidiaries shall not enter into any material agreement (including but not limited to, loan agreements, external security agreements, asset disposal agreements or any agreements that may place Party C under debt or substantial adverse effects), other than those entered in the ordinary course of business (for purpose of this section, an agreement with a value exceeding RMB500,000 shall be deemed as a material agreement);

5.2.7	Without the prior written consent of Party A, Party C and its subsidiaries shall not provide any loan or credit to any Person;

5.2.8	At the request of Party A, Party C shall provide Party A with all operating and financial materials of Party C and its subsidiaries;

5.2.9

If probable, Party C shall purchase from and maintain insurance with insurance companies acceptable to Party A, at an amount and type of insurance coverage typical for companies that in the same region operate the similar business and owning similar properties or assets as Party C;

5.2.10	Without the prior written consent of Party A, Party C and its subsidiaries shall not merge or consolidate with any Person, or acquire or invest in any Person;

5.2.11

Party C shall immediately notify Party A of any actual or potential litigations, arbitrations or administrative proceedings in relation to equity interests, assets, business and revenue of Party C and its subsidiaries;

5.2.12

For the propose of maintaining the ownership by Party C of all of its and its subsidiaries’ assets, Party C shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

5.2.13

Without the prior written consent of Party A, Party C shall not distribute dividends, bonuses or any assets to its shareholders, and if Party B receives any aforementioned interests, Party B shall inform Party A within three (3) business days and transfer relevant benefits at nil consideration to Party A; and

5.2.14	At the request of Party A, Party C shall appoint Persons designated by Party A as its directors and/or executive directors, general manager, chief financial officer and other senior managements.

Article 6 Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, from the effective date of this Agreement to the date when all equity interests in Party C are completely transferred to Party A, that:

6.1	Party B lawfully holds equity interests in Party C.

6.2

Party B has strictly complied with all obligations set forth in the articles of associations of Party C. There is no circumstance that may affect Party B’s legal status as a shareholder of Party C or Party A’s exercise of the Purchase Rights under this Agreement.

6.3

Except for equity pledges agreed by Party A, the equity interests in Party C held by Party B are free of any form of security or seizure, any disputes, litigations, arbitrations, or other forms of administrative or judicial compulsory measures, or claims of which such equity interests are subject to.

6.4

Party B has disclosed to Party A all materials or information which may have substantial adverse effects on Party B’s ability to perform its obligations under this Agreement, or Party A’s willingness to enter into this Agreement.

6.5

Party B and Party C have the authority and capacity to execute and deliver this Agreement and any equity transfer agreements and/or asset transfer agreements to which they are a party and under which Target Equity Interests and Target Assets are transferred (“Transfer Agreement”), and to perform their obligations under this Agreement and any Transfer Agreement. Once this Agreement and the Transfer Agreements to which they are a party are executed, these agreements will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof.

6.6

The execution and delivery of this Agreement or any Transfer Agreement or the performance of obligations under this Agreement or any Transfer Agreement shall not: (a) be inconsistent with the articles of association or other organizational documents of Party B and Party C; (b) cause the violation of any agreements or instruments to which they are a party or which are binding on them, or constitute any breach under any agreements or instruments to which they are a party or which are binding on them; (c) cause any violation of any condition for the granting and/or continued effectiveness of any licenses or permits issued to either of them; or (d) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;.

6.7

Party B hereby undertakes to Party A that it has made all appropriate arrangements and executed all necessary documents to ensure that upon the death, incapacity, bankruptcy, divorce or any other circumstances that may affect the fulfillment of the obligations under this Agreement, none of its successor, guardian, creditor, spouse or any other person who may be entitled to assume rights and interests in its equity interests will be able to affect or hinder the performance of this Agreement; and, those who acquires equity interests or related rights thereafter shall be deemed to be a signatory to this Agreement and shall inherit/assume all rights and obligations of Party B under this Agreement.

6.8

If Party C or its subsidiaries are dissolved or liquidated as requested by PRC laws, Party A shall be entitled to appoint a liquidator to manage the assets of Party C or its affiliates to the extent permitted by the PRC laws, and Party C or its subsidiary shall, to the extent permitted by the PRC laws and regulations, sell all of the assets to Party A or other qualified persons designated by Party A at the minimum price permitted by the PRC laws. Party C or its subsidiaries shall, to the extent permitted by the then applicable PRC laws and regulations in effect, waive any payment obligations arising therefrom of Party A or other qualified persons designated by Party A; and any profit derived from any such transactions shall be paid to Party A or any qualified person designated by Party A as a part of the service fees under the Service Agreement, to the extent permitted by the then applicable PRC laws and regulations in effect.

6.9

Party B shall not execute any documents or make relevant commitments in conflict of the interests with any agreement executed with Party C or Party A and its designated Person; and Party B shall not, by any action or omission of action, cause a conflict of interest among Party B and Party A and its shareholders. In any case of such conflict of interest (Party A may determine the occurrence of such conflict of interest in its full discretion), Party B shall take measures to eliminate such conflicts as soon as practicable with Party A or its designated person(s)’ prior consents. If Party B refuses to take actions to eliminate conflict of interests, Party A is entitled to exercise the Purchase Rights under this Agreement.

6.10

Without the written consent of Party A, Party B shall not directly or indirectly participate in or engage in business that could compete with or is likely to compete with the business of Party C and its subsidiaries, or be employed to operate relevant entities or hold the rights and assets of such entities whose business competes with or is likely to compete with the business of Party C and its subsidiaries. Party A shall have the final decision right to determine whether the above-mentioned circumstances exist or may exist.

Article 7 Further Covenants by Party B and Party C

Party B and Party C hereby covenant to Party A that:

7.1

During the term of this Agreement, Party B and Party C shall take all necessary measures, to ensure that Party C can obtain all operational licenses on time and keep all operational licenses valid at all times;

7.2	During the term of this Agreement, without the prior written consent of Party A,

7.2.1

Party B shall not transfer or otherwise dispose of any equity interests in Party C or create any security interest or other third-party rights thereon, except for security interest under this Agreement and the pledge create in accordance with the Equity Pledge Agreement;

7.2.2	Party C has a good and merchantable title to all of its assets. Party C has not placed any security interest on the aforementioned assets;

7.2.3	Party B shall not approve the increase or decrease in Party C’s registered capital, or the increase or decrease of existing shareholders.

7.2.4	Party B shall not dispose of or procure the management of Party C to dispose of any assets of Party C (other than in the ordinary course of business);

7.2.5

Party B shall not terminate or procure the management of Party C to terminate any material agreements (the definition of material agreement shall be determined by Party A then) entered into by Party C or enter into any other agreements in conflict with such existing material agreements;

7.2.6

Party B shall not appoint or dismiss any executive directors or members of the board of directors (if any), supervisors or other management members of Party C who shall be appointed and dismissed by the existing shareholders;

7.2.7

Party C have no outstanding debts, except for (a) legal debts incurred in the ordinary or daily course of business; and (b) debts disclosed to Party A for which Party A’s written consent has been obtained.;

7.2.8

Unless otherwise provided by laws, without consent of Party A, Party B shall not cause Party C to declare distributions or actually effect distribution of any distributable profits, bonuses, interests or dividends;

7.2.9	Unless otherwise compulsorily provided by laws, Party B shall not approve the amendment of the articles of associations of Party C;

7.2.10

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

Article 8 Confidentiality

Without the prior consent by Parties, any Party shall keep everything herein confidential and shall not disclose or comment on anything herein to any other Persons, except for:

(1)	any disclosure made in accordance with relevant laws or rules of any stock exchange;

(2)	any information that enters the public domain not due to the default of the disclosing party;

(3)	any disclosure made to shareholders, accountants, financial consultants, legal consultants or other professional consultants;

(4)

any disclosure made to potential buyers of equity or assets, other investors, debt or equity providers, provided that the recipient should have made corresponding confidential commitments (Party A’s consent shall be obtained if the transferee is not Party A).

Article 9 Default

9.1	The following events shall constitute an event of default by Party B:

9.1.1	Party B violates any provisions herein, or any representations or warranties made by Party B herein is materially inaccurate, false or incorrect;

9.1.2	Without the prior written consent of Party A, Party B assigns, otherwise transfers or pledges any rights herein.

9.2	Upon an event of default or other events occur, in addition to the remedial measures under laws, Party A may also take following measures:

9.2.1

To the extent permitted by then PRC laws, Party A may require Party B to immediately transfer all or any part of its equity interests in Party C to Party A or any third party designated by Party A at the exercise price;

9.2.2	Immediately reclaim the loans under the loan agreements executed with Party B;

9.2.3

Request Party B to indemnify all direct and indirect losses, including but not limited to, fruits arising from the equity interests in Party C, all legal fees, travel expenses, investigation fees and other expenses paid for enforcement and seeking remedies.

Article 10 Termination

10.1	During the term of this Agreement, Party A may, at its sole discretion, terminate this Agreement unconditionally at any time by giving a written notice to Party B, and shall not assume any liability.

10.2	During the term of this Agreement, Party B is not entitled to unilaterally terminate this Agreement at any time.

Article 11 Governing Laws and Dispute Resolution

11.1	The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the PRC laws.

11.2

Any dispute in connection with this Agreement or arising out of the performance of this Agreement, shall be resolved in first instance through friendly negotiations among the Parties. If the dispute is not resolved through negotiations within 60 days after the delivery of a written notice by one party in relation to the dispute, any Party can submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing. The arbitral awards shall be final and binding on all Parties.

11.3

During the proceeding of arbitration, except for the matters under dispute, the Parties shall continue their performance of obligations under this Agreement. The arbitrators shall have the right to make appropriate awards based on the actual circumstances and give Party A appropriate legal remedies, including restrictions on the business operations of Party B and/or Party C, restrictions, prohibitions or enforced transfer or disposition of the equity interests or assets of Party Band /or Party C, and liquidation of Party B and/or Party C.

11.4

Upon the request of either Party to the dispute, the court of competent jurisdiction can grant temporary reliefs, such as seizing or freezing the assets of the defaulting party based on judicial decisions or verdicts. After the arbitral award takes effect, any Party is entitled to apply to a court of competent jurisdiction for enforcement of such awards.

Article 12 Miscellaneous

12.1	All the schedules to this Agreement constitute integral parts of this Agreement and have equal legal effect as the body text of this Agreement.

12.2	Parties hereto may enter into supplement agreements to settle matters not mentioned herein. Any supplement agreement reached in writing shall constitute an integral part of this Agreement.

12.3

Any party hereto shall not alter this agreement without authorization, and any change to this Agreement shall be agreed upon by the Parties through negotiation and in the form of written contract or agreement.

12.4

Party A’s failure or delay in exercising any rights or remedies under this Agreement shall not be construed as a waiver of such rights or remedies by Party A, nor shall it affect Party A’s exercise of such rights or remedies at any time in accordance with the provisions of this Agreement and / or laws and regulations.

12.5	The invalidity of any one or more provisions of this Agreement shall not affect validity of the remaining provisions of this Agreement.

12.6

Party A is entitled to transfer all or part of rights herein to a third party without consent of Party B, however, Party B shall not transfer any rights and obligations herein without the consent of Party A. Party A and transferee shall obey relevant obligations after the transfer of rights herein.

12.7

Each party shall bear any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the PRC laws and regulations in connection with the preparation and execution of this Agreement and Transfer Agreements, as well as the consummation of the transactions contemplated under this Agreement and Transfer Agreements.

Article 13 Text and Effectiveness

13.1

This Agreement is made in six (6) copies. Each Party of this Agreement shall hold one (1) copy, and the other two (2) copies shall be retained by Party C, each of which shall have the same legal effect.

13.2

This Agreement shall become effective upon the execution of all Parties hereto (“Effective Date”), the effective term shall terminate when all equity interests held by Party B in Party C and assets of Party C have been transferred to Party A and/or any other person designated by Party A pursuant to this Agreement legally.

13.3

This Agreement shall become effective upon execution by the Parties of this Agreement or their authorized representatives. Notwithstanding anything to the contrary set forth in this Agreement, any party hereto shall not request for the termination, the invalidation or the early termination of this Agreement on the ground that this Agreement or any terms hereof are unconscionable, or violate the principle of fairness, industry practice or market price, or on other similar grounds.

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[Signature Page to the Exclusive Option Agreement]

Party A: Beijing BlueCity Information & Technology Co., Ltd.

Authorized Representative: /s/ Beijing BlueCity Information & Technology Co., Ltd. (seal)

Party B-1: MA Baoli Signature: /s/ MA Baoli

Party B-2: MA Changyou Signature: /s/ MA Changyou

Party C: Beijing BlueCity Culture and Media Co., Ltd.

Authorized Representative: /s/ Beijing BlueCity Culture and Media Co., Ltd. (seal)